                            REGISTRATION RIGHTS AGREEMENT


    This Registration Rights Agreement is made and entered into as of June 1, 1996, by and between Earthlink Network, Inc., a California corporation ("Company") and the holders of "Restricted Stock" (as that term is defined below) listed on Exhibit "A" hereto.

    WHEREAS, the Company has agreed to provide certain registration rights to the holders of Restricted Stock and the parties hereto desire to set forth their agreement with respect thereto;

    NOW; THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and based upon the mutual covenants contained herein, the parties hereto agree as follows:

    1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

    "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

    "COMMON STOCK" shall mean the Common Stock of the Company, as constituted as of the date of this Agreement.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "REGISTRATION EXPENSES" shall mean the expenses so described in Section 6.

    "RESTRICTED STOCK" shall mean the number of shares of Common Stock listed beside each of their respective names held or hereafter acquired by the persons listed on Exhibit "A" hereto, including shares issuable pursuant to the exercise of warrants listed on Exhibit "A" hereto, but excluding such shares of Common Stock (including shares of Common Stock issuable upon the exercise of such warrants) which (a) have been registered under the Securities Act pursuant to an effective Registration Statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) have been publicly sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restriction or transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (d) in the opinion of counsel satisfactory to the Company, may be publicly sold without registration under the Securities Act.

    "SECURITIES ACT" shall meant he Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "SELLING EXPENSES" shall mean the expenses so described in Section 6.

    2.   REQUIRED REGISTRATION.

         (a) At any time after the first to occur of (i) the date six months after a registrations statement covering the initial public offering of securities of the Company under the Securities Act shall have become effective,
(ii) the date six months after the Company becomes a reporting Company under
Section 12 of the Exchange Act, and (iii) June 1, 2001, the holders of Restricted Stock constituting at least 20% of the total shares of Restricted Stock then eligible to make such a demand may request the Company to register under the Securities Act (in an underwritten public offering if the Company is not already a public company), all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, PROVIDED that the Company's founder and principal stockholder, Sky D. Dayton, shall not be eligible to make or participate in the making of such a demand, or sell shares of Common Stock pursuant to a demand made under this Section 2, for a period of 360 days after the effective date of the registration statement for the Company's initial public offering, and PROVIDED FURTHER that the shares of Restricted Stock for which registration has been requested shall reasonably be anticipated to have an aggregate value to the public in excess of $5,000,000. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within 120 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted stock shall have been entitled to join pursuant to Sections 3 or 4 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

    (b) Following receipt of any notice under this Section 2, the Company shall immediately notify all holders of Restricted Stock from whom notice has been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 2 on two occasions only, PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

    (c) The Company shall be entitled to include in any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby.

    3. INCIDENTAL REGISTRATION. If the Company at any time (other than pursuant to Section 2 or Section 4) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public or in connection with the Company's initial public offering of Common Stock), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with said written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders or to zero) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, PROVIDED, HOWEVER, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, except on a pro rata basis with a reduction in the number of shares included for the account of any person other than the Company or requesting holders of Restricted Stock.

    4. REGISTRATION ON FORM S-3. If at any time (i) a holder or holders of Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a sale or public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $5,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, than the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 4 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, PROVIDED, HOWEVER, that the total number of registrations on Form S-3 which may be requested and obtained under this Section 4 shall be three, and PROVIDED, FURTHER, HOWEVER, that the requirements contained in the first sentence of Section 2(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 4.

     5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 2, 3 or 4 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) before filing the registration statement or prospectus or amendments or supplements thereto, furnish to one counsel selected by the sellers of Restricted Stock copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

          (b) permit any holder of Restricted Stock which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement or prospectus or amendments or supplements thereto, and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (c) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (e) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (f) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the sale of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where is it not so qualified or to consent to general service of process in any such jurisdiction;

          (g) use its best efforts to (i) list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed and, if not so listed, to be listed on the National Association of Securities Dealers, Inc. ("NASD") automated quotation system ("NASDAQ") and, if listed on NASDAQ, use its best efforts to secure designation of all such Restricted Stock covered by such registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission under the Exchange Act or, failing that, to secure NASDAQ authorization for such Restricted Stock and, (ii) without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Restricted Stock with the NASD;

          (h) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

     For purposes of Section 5(c) and 5(d) and of Section 2(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or 120 days after the effective date thereof.

     In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Sections 2, 3 or 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     6. EXPENSES. All expenses incurred by the Company in complying with Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

     The Company will pay all reasonable Registration Expenses in connection with each registration statement under Sections 2, 3 or 4. All Selling Expenses in connection with each registration statement under Sections 2, 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liability, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such

Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and PROVIDED, FURTHER, HOWEVER, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage or liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent is shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and
(B) no person or entity guilty of
fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         (e) The parties hereto acknowledge and agree that the terms and provisions of this Section 7 may be superseded by the indemnification and contribution terms of an underwriting agreement relating to an underwritten public offering.

    8. CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights an privileges granted hereby shall continue with respect to the Common Stock as so changed.

    9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registered Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

    10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

         (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to limitations as to enforcement, as a matter of public policy, pertaining to rights of indemnification and contribution under Section 7 hereof.

    11.  MISCELLANEOUS.

         (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), whether so expressed or not, PROVIDED, HOWEVER, that registration rights conferred herein on the holders of Restricted Stock shall only inure to the benefit of a transferee of Restricted Stock if (i) there is transferred to such transferee at least 50% of the total shares of Restricted Stock held by the transferor immediately prior to such transfer or (ii) such transferee is a partner, shareholder or affiliate of a transferor partnership or corporation and, (iii) such transferee agrees in writing to be bound by the terms thereof.

         (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier, addressed as follows:

         if to the Company, at 3100 New York Drive, Pasadena, California 91107;

         if to any other party hereto, at the most recent address or telecopier number of such party set forth on the books and records of the Company;

         if to any subsequent holder of Restricted Stock, to it at such address or telecopier number as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address, addresses or telecopier number as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least 25% of the outstanding shares of Restricted Stock. Notwithstanding the foregoing, no amendment, modification or waiver approved in accordance herewith shall be effective if and to the extent that such amendment, modification or waiver grants to any one or more holders of Restricted Stock any rights more favorable than any rights granted to all other holders of Restricted Stock or otherwise treats any one or more holders of Restricted Stock differently than all other holders of Restricted Stock.

         (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) The obligations of the Company to register shares or Restricted Stock under Sections 2, 3, or 4 shall terminate in accordance with the specific terms thereof or upon the earlier of the (i) date on which all of the securities subject hereto shall no longer be Restricted Stock, as defined herein, or (ii) on the fifteenth anniversary of the date of this Agreement.

         (g) If requested in writing by the underwriters for a firm commitment initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock held by such person immediately prior to such offering (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the date of the final prospectus relating to such offering; PROVIDED, HOWEVER, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 11(g).

         (h) Notwithstanding the provisions of Section 5(a), the Company's obligation to file a registration statement hereunder, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 120 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed or if the filing of such registration statement would, in the opinion of the Board of Directors of the Company, arrived at in good faith, adversely affect a material financing project or a material proposal or pending acquisition, merger or other corporate reorganization to which the Company is or is expected to be a party.

         (i) The Company shall not grant to any third party any registration rights more favorable than, or inconsistent with, any of those contained herein, so long as any of the registration rights under this Agreement remain in effect; provided, however, that upon the approval of the Board of Directors, the Company may extend the rights set forth herein to additional proposed stockholders and warrant holders of the Company.

         (j) If a holder or holders of Restricted Stock requests registration at a time when such registration would require an audit of the financial statements of the Company, other than the regular and usual audit as of its fiscal year end, the Company shall have the privilege of postponing filing such registration statement until a registration statement can be filed incorporating the audited financial statements of the Company as of its fiscal year end.

         (k) If any provision of this agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EARTHLINK NETWORK, INC.




By:    /s/ Charles G. Betty
    -------------------------------
      Charles G. Betty, President

                                      EXHIBIT A

                              HOLDERS OF RESTRICTED STOCK


                                 NO. OF
NAME                             SHARES               SIGNATURE
----                             ------               ----------

Abbott, Gregory                 677,250          -------------------------

Abbott, George                  313,704          -------------------------

Aster Corp. Employee
Retirement Trust                 63,638          -------------------------

Azeez, Anne                      44,960          -------------------------

Azeez, Anne Family Trust        268,584          -------------------------

Azeez, Michael                  129,141          -------------------------

Azeez, Sidney Trust              26,680          -------------------------

Azeez, Sidney                   412,513          -------------------------

Bernstein, Barry                 67,769          -------------------------

Besserman, Linda                 44,100          -------------------------

Betty, Gary                      50,000          -------------------------

Boren, Thomas & Patricia         10,246          -------------------------

Boston Financial & Equity        14,286    *     -------------------------

Charter Equipment Leasing
Corp.                            15,369    *     -------------------------

Claypool, Alan                   10,000    *     -------------------------

Cohen, Norman                    14,412          -------------------------

Dayton, Sky                   3,000,000          -------------------------

Earle-Tones Music Retirement
Trust                            61,860          -------------------------

El Camino Resources, Ltd.        30,738    *     -------------------------

El Dorado Tech. IV                6,283          -------------------------

El Dorado Ventures III          151,042          -------------------------

El Dorado C&L Fund                2,794          -------------------------

Flying Barzini Brothers
Trust                            41,350          -------------------------

Hayes, David                     10,000    *     -------------------------

Hudson, William                   5,000          -------------------------

Jackson, Cynthia                 44,100          -------------------------

Jardina, Paul                     5,122          -------------------------

Kavner, Robert                   41,350          -------------------------

Lacy, Linwood, Jr.               49,620          -------------------------

Lewinter & Rosman                 9,221          -------------------------

Lichtenberg, Mathew              10,250          -------------------------

Licklider Living Trust           82,690          -------------------------

LINC Capital Management         133,607    *     -------------------------

London, Robert                  744,065          -------------------------

McMullen, Richard                23,140          -------------------------

Mindful Partners                 61,475          -------------------------

MMC/GATX Partnership No. 1       16,393    *     -------------------------

Musser, Warren                   41,000          -------------------------

National Media Corp.            256,147          -------------------------

O'Donnell, David                 13,259          -------------------------

O'Donnell, Kevin              1,871,046          -------------------------

Reines, David Ben                12,000          -------------------------

Reines, Daniel Ben               12,000          -------------------------

Reines Family Trust              91,373          -------------------------

Reso, Brian                      20,670          -------------------------

Rudick, Martin                    3,900          -------------------------

Rudick, Stuart IRA Rollover      10,245          -------------------------

Rudick, Stuart                        34,000     ________________________

Rudick, Tmima                          4,100     ________________________

Scarpa, John                          30,738     ________________________

Scott Madden & Associates             10,245     ________________________

Shapiro, Betty E. Trust               30,738     ________________________

Slatkin, Reed                      1,873,095     ________________________

Slatkin, Reed
Custodian FBO Brett Slatkin            5,610     ________________________

Slatkin, Reed
Custodian FBO Justin Slatkin           5,610     ________________________

Storie Partners, L.P.                831,197     ________________________

Taylor, Juyne                          2,049     ________________________

Taylor, Marvin                         2,049     ________________________

Van Der Merwe, Susan                  44,100     ________________________

Vasilakos Family Trust                82,690     ________________________

Walton, Joseph                        53,506     ________________________

Walton, James M.                      88,295     ________________________

Walton, James M., Jr.                 26,148     ________________________

Walton, Mary T.                       26,148     ________________________

Walton, Rachel M.                     26,148     ________________________

     Total                        12,200,858

*Shares issuable on  exercise of warrants

                   AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

    This Amendment No. 1 to Registration Rights Agreement ("Amendment") is made and entered into as of June 27, 1996 by and between EarthLink Network, Inc., a California corporation ("Company") and the holders Stock of "Restricted Stock" (as that term is defined in the Registration Rights Agreement) listed on Exhibit "A" hereto.

    WHEREAS, the Company and all of the holders of Restricted Stock have previously entered into that certain Registration Rights Agreement, dated as of June 1, 1996 ("Agreement") pursuant to which the Company agreed to provide certain demand and shelf registration rights to the holders of Restricted Stock; and,

    WHEREAS, the Company and the holders of 75% or more of the Restricted Stock believe it to be in the best interests of the Company and of its shareholders to amend the Agreement to delete said demand and shelf registration rights;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and based upon the mutual covenants contained in the Agreement and herein, the parties hereto agree that the Agreement shall be amended in the following manner:

    1.   Section 2 of the Agreement is hereby amended to read as follows:

              "2. INCIDENTAL REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public or in connection with the Company's initial public offering of Common Stock), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with said written request) of such Restricted Stock so registered. In the event that any regisration pursuant to this
         Section 2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders or to zero) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely effect the marketing of the securities to be sold by the Company therein, PROVIDED, HOWEVER, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, except on a pro rata basis with a reduction in the number of shares included for the account of any person other than the Company or requesting holders of Restricted Stock.

    2.   Section 3 of the Agreement is deleted in its entirety;

    3.   Section 4 of the Agreement is deleted in its entirety;

    4. Sections 5 through 11, inclusive, of the Agreement are hereby renumbered as Sections 3 through 9, inclusive and are hereby further amended by deleting all references to Sections 3 and 4 therein.

    5. All other provisions of the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EARTHLINK NETWORK, INC.


By: /s/Charles G. Betty
   -------------------------------
    Charles G. Betty, President

                   AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT


    This Amendment No. 2 to Registration Rights Agreement ("Amendment") is made and entered into as of September 10, 1996, by and among EarthLink Network, Inc., a Delaware corporation ("Company"), the holders of the "Restricted Stock" (as that term is defined in the Registration Rights Agreement as previously amended) listed on Exhibit "A" hereto, and the additional parties, including certain of the "Investors" (as defined below), that are signatories hereto (such additional parties are collectively referred to herein as "New Holders").

    WHEREAS, the Company and all of the holders of Restricted Stock have previously entered into that certain Registration Rights Agreement dated June 1, 1996 and as amended by the holders of 75% or more of the Restricted Stock by Amendment No. 1 dated June 27, 1996 (the "Agreement"); and,

    WHEREAS, the Company and the holders of the requisite number of shares required to amend the Agreement believe it to be in the best interests of the Company and its shareholders to amend the Agreement to include certain additional registration and related rights;

    WHEREAS, the Company desires that the New Holders become parties to the Agreement, and the New Holders are willing to become parties to the Agreement.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement shall be amended in the following manner:

1. Section 1 is hereby amended by replacing sub-section (d) of the definition of "Restricted Stock" with the following:

         "(d) may otherwise be publicly sold without registration under the Securities Act."

2. Section 2 is hereby amended by renumbering existing Section 2 as Section 2(a) and adding the following new Section 2(b):

         2(b) FORM S-3 REGISTRATION. After its initial public offering or registration of any class of its securities pursuant to Section 12 of the Exchange Act, the Company shall use its best efforts to qualify for registration on Form S-3 or any successor form. After the Company has qualified for the use of Form S-3, and in addition to the rights contained in Section 2(a), if at any time a holder or holders of Restricted Stock requests that the Company file a registration statement on Form S-3 or any successor form for a sale or public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $5,000,000, then the Company will use its best efforts to register under the Securities Act on Form S-3 or any successor form, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Promptly, but in no event more than three business days following receipt of such request, the Company will notify each other holder of Restricted Stock and shall include in such registration all Restricted Stock with respect to which each such holder has given notice to the Company of such holder's request for inclusion therein within 20 days after the giving of such notice by the Company. If the registration pursuant to this Section 3 is an underwritten offering, the holders of a majority of the Restricted Stock to be included in such registration will have the right to select one or more investment banker(s) and manager(s), reasonably acceptable to the Company and subject to the approval of Quantum Industrial Partners LDC, if shares of its Restricted Stock are included in the registration, to administer the offering. Notwithstanding anything herein to the contrary, the total number of registrations pursuant to this section which may be requested and obtained shall be three (or such greater number as may be requested to permit Quantum Industrial Partners LDC to make such a request on two occasions)."

3. Section 2(a) is amended replacing the phrase "shall be of the opinion" with "shall provide a written opinion to the Company".

4.  Section 3 shall be amended by adding the following new Section 3(l):

         "(l) upon request, furnish to each holder of Restricted Stock included in such registration, a signed counterpart, addressed to such holder, of an opinion of counsel for the Company, dated the effective date of such Registration Statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) upon request, use its best efforts to furnish to each holder of Restricted Stock included in such registration, a signed counterpart, addressed to such holder, of a "comfort letter", dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement; such legal opinion and accountants letter shall cover substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the principal underwriter with respect to such registration may reasonably request (or, if such registration does not involve an underwritten offering, as may reasonably (i.e., in conformity with Statement on Auditing Standards No. 72, as amended, or any successor statement thereto) be requested by holders of a majority of the Restricted Stock included in such registration and, if any of its shares are included in the registration, by Quantum Industrial Partners LDC.)."

5. Section 3(a) is hereby amended by inserting the phrase "generally, and one counsel selected by Quantum Industrial Partners LDC, if its Restricted Stock is included in such registration," immediately after the phrase "by the sellers of Restricted Stock."

6. Section 3(c) is hereby amended by adding the phrase, "Form S-3 (if available for use by the Company)" immediately after the phrase "shall be on Form S-1".

7. Section 3(d) is hereby amended by replacing the phrase "in paragraph (a) above" with the phrase "below in this Section".

8. Section 3(h) is hereby amended by adding the following text at the end of the section:

         "and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Stock, such Prospectus shall not include an untrue statement of a material fact or omit to state material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing".

9. Section 3(j) is hereby amended by adding immediately after the phrase "as soon as reasonably practicable" the phrase "but not later than the "Availability Date" (as defined below)" and by adding at the end of the section the following:


         "Availability Date" means the 45th day following the end of such twelve month period, except that, if such fourth fiscal quarter in such twelve month period is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter".

10. The third to the last of the unnumbered paragraph of Section 3 is hereby amended by adding the following phrase at the end of such paragraph:

         "(one year if the registration is effective on Form S-3)".

11. Section 4(a) is hereby amended by inserting the phrase "which counsel shall be selected by Quantum Industrial Partners LDC, if its Restricted Stock is included in such registration" immediately after the phrase "one counsel for the sellers of Restricted Stock".

12. Section 5(a) shall be amended by inserting "(i)" immediately after the phrase "arise out of or are based upon". Section 5(a) shall be further amended by adding the following language immediately prior to the text "and will reimburse each seller":

         "(ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto."

13. Section 5(a) is further amended by adding the phrase "and as incurred" immediately following the phrase "other expenses reasonably incurred by them".

14. Section 5(b) is hereby amended by adding the phrase "and as incurred" immediately following the phrase "other expenses reasonably incurred by them" and is further amended by adding the following language at the end of said section:

         "(net of all expenses paid by such seller and the amount of damages such seller has otherwise been required to pay by reason of such untrue statement or omission)".

15. Section 5(c) is hereby amended by adding the following language to the end of said section:

         "No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation".

         and by adding the word "materially" prior to the phrase "prejudiced by such omission."

16. Section 5(d) shall be amended by deleting the text thereof in its entirety and replacing it with the following language:

         "If for any reason the indemnification provided for in the preceding clauses (a) and (b) is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an indemnified party or insufficient to hold it harmless, notwithstanding the fact that this Section 5 provides for indemnification in such case, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Restricted Stock be greater in amount than the lesser of (i) an amount equal to the proportion that the public offering price of the Restricted Stock sold by the holder in such registration bears to the total public offering price of all securities sold thereunder or
         (ii) the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Restricted Stock giving rise to such contribution obligation."

17. Section 5(e) shall be amended by adding the following language immediately at the end of said section:

         "; provided, that if the underwriting agreement does not provide terms relating to indemnification or contribution as between the Company and sellers of Restricted Stock, the provisions of this Agreement relating thereto shall continue to be in effect."

18. Section 5 is further amended by adding the following Section 5(f):

         "(f) SURVIVAL OF OBLIGATIONS. The obligations of the parties under this Section 5 shall survive the completion of the offering of Restricted Stock and shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party."

19. Section 9(a) is hereby amended by renumbering subsection (iii) as subsection (iv) and inserting the following text at the end of subsection (ii):

         "or (iii) such transferee is a charitable trust or foundation established by the holder of such Restricted Stock, a member of the immediate family of the transferee, a trust for the benefit of the holder of Restricted Stock or a member of the immediate family of such holder, a partnership of which the holder of the Restricted Stock or members of such holder's immediate family are partners, or, with respect to Restricted Stock held by Quantum Fund Management LDC, any investment vehicle managed by Soros Management or any successors".

20. Section 9(c) is hereby amended by replacing the word "California" with "New York".

21. Section 9(d) is hereby amended by adding the text "(i)" immediately before the phrase "no amendment" in the second sentence thereof and adding the following text at the end of said subsection:

         "and (ii) no amendment, modification or waiver that adversely affects the rights of any holders hereunder shall be effective without the written consent of holders of 60% of the Restricted Stock (excluding any Restricted Stock held by holders that were officers, directors or beneficial owners of 5% or more of the Company's outstanding Common Stock on September 1, 1996 or any affiliates or immediate family members of such persons) acquired pursuant to that certain Stock Purchase Agreement relating to 2,727,273 shares of Series A Convertible Preferred Stock of the Company, dated September ___, 1996 (the "SPA"), and acquired upon conversion thereof (calculated on the basis of 60% of the aggregate number of shares of Common Stock issued and issuable upon conversion of such Restricted Stock). If the registration rights of the holders of Restricted Stock granted pursuant to this Agreement are less favorable to such holders than registration rights available to any other holder ("Other Holder") of securities of the Company on the date hereof ("Other Rights") are to such Other Holder, this Agreement shall be immediately and automatically amended, without the requirement of any action by the parties hereto, to provide the holders of Restricted Stock under this Agreement with registration rights at least as favorable as such Other Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of 66 2/3% in interest of the holders of Restricted Stock and holders of 60% of the Restricted Stock (excluding any Restricted Stock held by holders that were officers, directors or beneficial owners of 5% or more of the Company's outstanding Common Stock on September 1, 1996 or any affiliates or immediate family members of such holders) acquired pursuant to the SPA (calculated on the basis of 60% of the aggregate number of shares of Common Stock issued and issuable upon conversion of the Restricted Stock sold pursuant to the SPA), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the holders hereunder. For the purposes of this Section 9(d), beneficial ownership shall be determined in accordance with Rule 13d 3 under the Exchange Act."

22. Section 9(h) shall be amended by replacing the number "120" with "60".

23. Section 11(j) is amended by deleting the text thereof in its entirety and replacing it with the phrase "[RESERVED]".

24. The "Investors", as that term is defined in that certain Stock Purchase Agreement relating to 2,727,273 shares of Series A Convertible Preferred Stock of the Company, dated September ___, 1996, are hereby made parties to the Agreement and the shares or Common Stock into which their shares of Series A Convertible Preferred Stock may be converted shall, upon issuance, be deemed Restricted Shares for all purposes under the Agreement. Reference to Quantum Industrial Partners LDC includes its successors and assigns. Robert Zangrillo is also hereby made a party to this Agreement, effective as of the date shares of Restricted Stock are issued to him.

25. Each New Holder, by such holder's signature hereon, agrees to become a party to the Agreement, as amended.

26. Except as otherwise set forth herein, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above and in conformity with Section 9(d) of the Agreement.


EARTHLINK NETWORK, INC.


By:  /s/ Charles G. Betty              /s/ Sky Dayton
   -----------------------------       ----------------------------
    Charles G. Betty, President        Sky Dayton


/s/ Reed Slatkin                       /s/ Kevin O'Donnell
--------------------------------       ----------------------------
Reed Slatkin                           Kevin O'Donnell